UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2009

Kensey Nash Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27120	36-3316412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

735 Pennsylvania Drive, Exton, Pennsylvania 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 713-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2009, Jeffrey C. Smith, Partner and Portfolio Manager of Ramius LLC resigned, effective immediately, from the Board of Directors (including Board committees) of Kensey Nash Corporation (the “Company”). Mr. Smith advised the Company that his resignation was due to time constraints and other responsibilities that demand his attention. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Smith became a director of the Company in December 2007 and was a member of the Corporate Governance and Nominating Committee as well as a member of the Strategic Planning Committee.

Copies of the resignation letter submitted by Mr. Smith and the press release issued by the Company on February 4, 2009 announcing the resignation are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Resignation letter of Jeffrey C. Smith from Kensey Nash Corporation’s Board of Directors dated February 3, 2009.

99.2 Press release issued by the Company on February 4, 2009 announcing the resignation of Jeffrey C. Smith from Kensey Nash Corporation’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION

By:	/s/ Joseph W. Kaufmann
Joseph W. Kaufmann
Chief Executive Officer

Dated: February 6, 2009

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